                                 CONSULTING AGREEMENT


     This Consulting Agreement ("Agreement") is made and entered into as of April 1, 1998, by and between THE SPORTSMAN'S GUIDE, INC., a Minnesota corporation ("Corporation"), and William T. Sena, a resident of the State of Ohio ("Consultant").

                                     WITNESSETH:

     WHEREAS, the Consultant has considerable experience and expertise in investment advisory services and money management and knowledge of the investment banking industry; and

     WHEREAS, the Corporation desires to retain the services of the Consultant.

     NOW THEREFORE, in consideration of the mutual promises, covenants and agreements made herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby mutually agree as follows:

     1. APPOINTMENT AS CONSULTANT. The Corporation hereby appoints the Consultant and the Consultant hereby accepts such appointment as a consultant and advisor to the Corporation pursuant to the terms and conditions set forth herein.

     2. TERM. Unless earlier terminated as provided herein, the term of this Agreement shall be for a period commencing as of April 1, 1998 and ending December 31, 1998 ("Period of Consulting"); provided, however, that the Period of Consulting shall automatically renew for successive ninety (90) day periods unless either of the parties herein provides written notice to the other of its intent not to renew not less than thirty (30) days prior to the expiration of the Period of Consulting or any subsequent renewal period.

     3. DUTIES OF CONSULTANT. The Consultant shall provide the Corporation with certain investor relation and investment advisory services as requested by the Corporation from time to time as well as assistance in the Corporation's relationships with investment bankers, market analysts and the investing public. The Consultant shall timely perform such duties, as mutually determined by the parties, to the Corporation's satisfaction and on an as-needed basis. The Corporation hereby acknowledges that the Consultant is engaged in other business activities, is not required to devote his full time and attention to his duties hereunder and may provide similar services to third parties in the Consultant's sole discretion; provided, however, that the Consultant shall be available to the Corporation for a minimum of fifteen (15) hours per quarter. The Corporation shall provide reasonable notice to the Consultant relating to the desired time and schedule for his services.

     4. COMPENSATION; BENEFITS. For his services hereunder, the Consultant shall be paid Three Thousand Dollars ($3,000) per calendar quarter during the Period of Consulting such amount to be paid in advance on the first day of January, April, July and October of each year with the first such payment due on the date of this Agreement. In the event that the Consultant terminates this


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Agreement without cause pursuant to Section 5(a), the Consultant shall return and refund the unearned pro rata portion of any compensation paid for the calendar quarter of such termination. The Consultant is an independent contractor and as such the Consultant shall not be entitled to receive, and shall not receive, any benefit provided by the Corporation to its employees, including, without limitation, medical and dental insurance and paid vacation. The Consultant shall be reimbursed for reasonable expenses incurred in performing his duties hereunder so long as the Consultant furnishes the Corporation proper documentation of such expenses. Additionally, the Corporation shall not be responsible for deducting or withholding any taxes or other assessments from any monies that it pays to the Consultant under this Agreement or otherwise.

     5. TERMINATION. (a) This Agreement shall be terminable by the Corporation at any time for cause, which shall be limited to (i) gross disobedience, malfeasance, nonfeasance or misconduct if not cured within ten
(10) days after written notice of the same by the Corporation; and (ii) breach or default by the Consultant under this Agreement which remains uncured for ten
(10) days after delivery by the Corporation to the Consultant of written notice of such breach or default. This Agreement shall be terminable by the Consultant upon written notice to the Corporation if the Corporation breaches any material terms of this Agreement which breach remains uncured by ten (10) days after delivery by the Consultant to the Corporation of written notice of such breach and upon thirty (30) days' written notice to the Corporation without cause. In the case of termination under this Section 5(a), all obligations of the parties under this Agreement shall cease.

     (b) This Agreement shall also be terminable at any time upon the mutual agreement of the parties.

     6. NO AGENCY. It is understood that the Consultant is to act as a consultant and advisor to the Corporation and not as an agent or employee of the Corporation in any respect. Except as specifically granted to the Consultant, the Consultant shall have no right, authority or power to act for or on behalf of the Corporation.

     7. SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of and be binding upon the permitted successors and assigns of the parties hereto.

     8. NON-ASSIGNABILITY BY CONSULTANT. The rights and obligations of the Consultant hereunder are not assignable and any prohibited assignment will be null and void. The Corporation may assign this Agreement, provided that it will remain primarily liable for its obligations hereunder.

     9. GOVERNING LAW. This Agreement shall be interpreted under, subject to and governed by the laws of the State of Minnesota, and all questions concerning the validity, construction and administration shall be determined in accordance thereby.

     10. WAIVERS. The waiver of a breach by either party of a term or provision of this Agreement, at any time or times, shall not be deemed or construed to be a waiver of any subsequent breach or breaches of the same or of any other terms or provisions of this Agreement at any time.


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     11.  INVALIDITY.  The invalidity or unenforceability of any provision of this Agreement shall not affect any other provision hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted. Furthermore, in lieu of such an illegal, invalid or unenforceable provision there shall be added automatically as a provision of this Agreement a provision similar in terms to such illegal, invalid or unenforceable provision as may be possible, legal, valid and enforceable.

     12. COMPLETE AGREEMENT. This Agreement constitutes the entire understanding and agreement between the parties with respect to the consulting of the Consultant and supersedes any and all other agreements, oral or written, between the parties. No waiver, modification or amendment to this Agreement shall be valid unless the same be reduced to writing and signed by the parties hereto.

     13. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made three (3) business days after mailed first-class postage prepaid by registered or certified mail, return receipt requested, or when delivered if by hand, overnight delivery service or confirmed facsimile transmission, to the following: (a) if to the Corporation, at such address as may have been furnished to the Consultant by the Corporation in writing: with a copy to the Corporations's counsel, Chernesky, Heyman & Kress P.L.L., 1100 Courthouse Plaza, S.W., P.O. Box 3808, Dayton, Ohio 45401-3808; or (b) if to the Consultant, at such address as may have been furnished to the Corporation by the Consultant in writing.

     14. CONSOLIDATION, MERGER OR SALE OF ASSETS. Nothing in this Agreement shall preclude the Corporation from consolidating or merging in, to or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations and undertakings of the Corporation hereunder.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                       THE SPORTSMAN'S GUIDE, INC.

                                       BY:  /s/ GREGORY R. BINKLEY
                                            ----------------------
                                       TITLE:  President/COO
                                              --------------------


                                       /s/ William T. Sena
                                       ---------------------------
                                       William T. Sena
                                       ---------------------------


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